EXHIBIT 32

         In connection with the quarterly report of Biocurex, Inc., (the "Company") on Form 10-Q for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission (the "Report") Dr. Ricardo Moro, the Principal Executive Officer of the Company and Gladys Chan, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


August 13, 2010                By:       /s/ Dr. Ricardo Moro
                                         --------------------------------------
                                         Dr. Ricardo Moro - President, Chief
                                             Executive Officer


                                    By:  /s/ Gladys Chan
                                         --------------------------------------
                                         Gladys Chan - Principal Financial
                                            Officer